EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement") made as of _____ day of March, 2000, by and between THE BANK OF SOMERSET HILLS, a New Jersey state chartered commercial bank ("Employer" or the "Bank"), and JOSEPH M. SULLIVAN, an individual residing at _____________ (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Exchange Agreement (the "Exchange Agreement") by and among the Bank, Executive and Sullivan Financial Services, Inc. (the "Company") the Bank is acquiring from Executive all of the common stock of the Company, to operate as a wholly-own subsidiary of the Bank;

     WHEREAS, Executive is the Chief Executive Officer of the Company, and his continued services are crucial to the continued success of Company's operation as a subsidiary of the Bank;

     WHEREAS, the Bank desires to retain the Executive's services, and Executive wishes to continue his employment with the Company on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. Employment and Term.

     (a) Employer hereby employs the Executive as President of the Company (the "Position") and the Executive agrees, subject to the termination provisions hereof, to serve as President and Chief Executive Officer of the Company, for a term of three years (the "Term"),


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which shall commence on the date hereof (the "Effective Date"), and which, subject to paragraphs 1(b), and (c), hereof, shall terminate on the third anniversary of the Effective Date; unless extended by the mutual agreement of Executive and Employer.

     (b) Employer shall have the right to terminate the Executive's employment hereunder prior to the third anniversary of the Effective Date; provided, however, that unless such termination is for "cause", as defined below, Executive shall be entitled to receive his Base Salary (as defined herein) and all insurance benefits provided on the date of such termination for the remaining term of this Agreement and his Bonus (as defined herein) up through the date of such termination; provided, however, that for purposes of determining whether Executive is entitled to any Bonus upon such termination and thereafter, the Company's net income for the year of termination, calculated in accordance with Section 3(a), will be measured by using expenses accrued or incurred to date (and pro rated if such expenses have been prepaid for a year) against a pro rata portion of the Target (as defined herein), giving effect to the number of months which have transpired up until such termination. Such payments shall be made in accordance with Employer's normal payroll practices. If such termination is for "cause", Executive shall not be entitled to receive any compensation from and after the date of such termination; provided, however, that Executive shall be entitled to his Base Salary and any benefits due for periods, or partial periods, that occurred prior to the date of termination and for which Executive has not yet been paid. For purposes of this Agreement, "cause" means (i) the Executive's willful and continued failure substantially to perform the duties of the Position, (ii) fraud, material misappropriation or other deliberate dishonesty of Executive with respect to

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Employer's business or property, (iii) the Executive's plea of guilty to or conviction of, or plea of nolo contendere to, any felony that adversely affects Employer's reputation or the Executive's ability to perform his duties hereunder; or (iv) Executive's willful violation of (A) any law, rule or regulation materially effecting the business of Employer, or (B) final cease-and-desist order issued by or regulatory consent agreement with any regulatory agency having jurisdiction over the Bank or the Company. Executive shall have the right to cure any alleged acts, conditions or events which Employer believes constitute "cause" under subparagraph (i) above, within thirty
(30) days of his receipt of written notice specifying in reasonable detail such acts, conditions or events, and such specific acts, conditions or events if so remedied, shall not then constitute "cause."

     (c) In order for Employer to terminate Employee's employment hereunder for "cause", Employer shall:

          (i) Transmit written notice (the "Initial Notice") to Executive of Employer's determination of the existence of cause, specifying the nature of the conduct or event constituting cause. If the grounds for cause shall be pursuant to subparagraph (b)(ii), (iii) or (iv) set forth above, Executive shall be immediately suspended from his duties hereunder and shall have no right to access to the premises of either the Employer or the Company. In the event the alleged grounds for cause are those set forth under subparagraph (b)(i) above, Executive shall have thirty (30) days to cure such alleged cause, assuming the cause is curable, as set forth in paragraph (b) above. If Executive disputes Employer's determination as to the existence of cause as set forth in the Initial Notice, the Executive shall, within ten (10) days of receipt of the Initial

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     Notice, transmit a written notice (the "Second Notice") of his intention to contest such termination to the Employer. Within five (5) days of the receipt of the Second Notice, Employer shall either (i) transmit written notice ("Third Notice") to Executive withdrawing, in all respects, the Initial Notice and the purported termination of this Agreement or (ii) submit the issue of whether cause exists to arbitration as provided below.

          (ii) Executive's employment hereunder shall be suspended as provided for under subparagraph (i) above from either the date of the Initial Notice or thirty (30) days thereafter (assuming the cause is not cured) as provided under paragraph (i) above until such time as the Arbitrator called for under paragraph (d) renders a definitive decision. During the time of such suspension, Employer shall not be required to pay to Executive any compensation to which he would have otherwise been entitled under Section 3 hereof but rather Employer shall place into escrow such cash compensation; provided, however, that during the term of such suspension, Employer shall maintain in full force and effect all policies of insurance covering Executive in effect as of the date of such suspension for the benefit of the Executive. In the event an Arbitrator shall rule that cause did not exist for Executive's termination, the Arbitrator shall be limited in his award to Executive to directing the payment over to Executive of amounts in the escrow account. In the event the Arbitrator rules that cause did exist to terminate Executive, Employer shall be refunded all funds in the escrow account and the Arbitrator shall not be entitled to award other damage; provided, however, that this provision shall not prohibit the Bank from initiating an action to seek restitution in the event of fraud or embezzlement by Executive.

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     (d) In the event that Employer and Executive do not agree on the issue of whether cause exists to terminate this Agreement as set forth in an Initial Notice, the dispute shall be submitted to arbitration in accordance with the Rules of the American Arbitration Association then obtaining. Such arbitration shall be held in the County of Essex, State of New Jersey (or next closest site should there be no AAA location in Essex County) before an Arbitrator familiar with the banking industry and the decision of the Arbitrator shall be binding and the award of the Arbitrator shall be enforceable in any court of competent jurisdiction. The Arbitrator shall be limited in his or her award in the manner set forth in subparagraph (c)(ii) above, and the Arbitrator shall also award costs, including attorney's fees, to the prevailing party, to be paid by the non-prevailing party.

     (e) This Agreement shall terminate upon Executive's death or his disability, as defined herein. Upon Executive's death or his disability, the obligation of Employer hereunder to pay Executive the compensation called for under Section 3 hereof shall terminate, and Employer's only obligation shall be to pay Executive any and all benefits to which Executive was entitled at the time of such death or determination by the Panel of disability under any benefit plans of Employer then in place. For purposes of this Agreement, the term "disability" shall mean Executive's inability to substantially perform his material duties as prescribed in this Agreement due to his incapacity or disability, physical or mental, for a period of six (6) consecutive months, which, following a written request by either Employer or Executive, shall be determined by agreement between the parties hereto and, if the parties cannot agree, by a panel (the "Panel") of three (3) physicians, one of whom will be selected by Employer, one by Executive and the third will be selected by the first two physicians so selected. Executive shall

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be entitled to receive his full salary and benefits under this Agreement until the date of the Panel's determination and his Bonus prorated to the date of such determination or his death, provided Executive would have been entitled to a bonus based upon his pro rata achievement of the Target. The Panel's determination shall be conclusive.

     (f) Notwithstanding paragraph (a) hereof, Executive may resign from the Position, and have no further obligations under this Agreement, other than those contained in Section 4(a) hereunder, upon the occurrence of any of the following events:

          (i) Employer shall have breached any of its duties or obligations to Executive pursuant to this Agreement or pursuant to the Exchange Agreement by means of, among other things, causing a material reduction in Executive's status, authority, responsibility or standing with the Company or by reducing Executive's Base Salary (as defined herein), failing to pay Executive any bonus to which he is entitled hereunder, or reducing Executive's fringe benefits, such as insurance or other benefits, unless such reduction in fringe benefits is part of an overall reduction effecting all executive officers of the Bank; provided, however, that Executive shall not be entitled to terminate this Agreement until such time as he has provided Employer with written notice of any alleged breach and Employer has failed to cure such breach within thirty (30) days of receipt of such notice; further provided, however, that in the event that any alleged breach is of a type which cannot be cured during such thirty (30) day period, Executive shall not have the right to terminate this Agreement so long as Employer is making its best efforts to remedy such breach within thirty (30) days of receipt of Executive's notice and continues to use such best efforts thereafter and such breach is ultimately cured within 75 days of such notice;

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          (ii) A "change in control of the Bank" (as such term is defined under
     Section 1.2(b) of the Exchange Agreement), shall have occurred and within six (6) months there shall occur (a) a material reduction in Executive's status, authority, responsibility or standing within the resulting entity,
     (b) Executive's compensation, including the Bonus or fringe benefits, such as insurance or other benefits, shall be materially reduced; or (c) Executive's principal place of business is relocated by more than thirty
     (30) miles from its location prior to the change in control;

          (iii) The relocation of Employer's principal place of business in which Executive usually performs his job duties to a location more than thirty (30) miles from its current location as of the date of this Agreement, without Executive's written consent; provided, however, that Executive acknowledges that he may be required to work at Employer's Bernardsville, New Jersey headquarters and that this will not be considered a relocation of Executive's location hereunder;

          (iv) The appointment of a receiver or conservator for the Bank by the Federal Deposit Insurance Corporation or the New Jersey Department of Banking and Insurance; or

          (v) Failure by Employer to provide the Company with sufficient capital to remain approved as a lender by the Department of Veteran's Affairs and the Department of Housing and Urban Development.

                                      -7-

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     In the event of any such resignation under this Section 1(f), Executive shall be entitled to receive his Base Salary and Bonus as if he had been terminated without cause under Section 1(b).

     In the event Employer disputes whether Executive has the right to resign under this Section 1(f), such matter shall be submitted to arbitration in accordance with Sections 1(c) and (d) hereof, except that the notification provisions shall be reversed with Executive giving the Initial Notice and Employer responding.

     (g) Executive shall be entitled to indemnification from the Bank to the fullest extent provided for under the Bank's bylaws as currently constituted or amended provided that any amendment will not reduce the protection afforded to Executive.

     2. Duties.

     (a) Subject to the ultimate reasonable control and discretion of the Board of Directors of Employer, the Executive shall serve in the Position and perform all duties and services as President and Chief Executive of the Company and shall have full authority and responsibility to undertake and carry out the functions and activities of the Position.

     (b) The Executive shall devote all of the Executive's professional time and attention to the performance of the Executive's duties hereunder and, during the term of the Executive's employment hereunder, shall not engage in any other business enterprise which requires more than five hours per week of the Executive's personal time or attention, unless granted the prior permission of the Board. The foregoing shall not prevent the Executive's purchase, ownership or sale of investment securities or of any interest in, any business which competes with the business of Employer (although, prior to the termination of this Agreement,

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Executive shall not be allowed to actively participate in the management or operation of such enterprise), provided that such ownership or investment constitutes not more than five percent of the outstanding shares of a corporation whose stock is listed on a National Securities Exchange or on the National Association of Securities Dealers Automated Quotation System, or the Executive's involvement in charitable or community activities, provided that the time and attention which the Executive devotes to such activities does not materially interfere with the performance of the Executive's duties hereunder.

     3. Compensation.

     (a) For all services to be rendered by the Executive under this Agreement, Employer agrees to pay the Executive as follows: (i) a salary of $125,000 annually, to be paid in accordance with the Bank's existing payroll policies (the "Base Salary"); (ii) a bonus (the "Bonus") to be paid annually, equal to 1/3 of the amount by which the net income of the Company as a subsidiary of the Bank for each year of operation (which may be less than twelve (12) months in the year of Closing) after the Date of Closing exceeds $180,000 on an annual basis, or such appropriate pro rated amount (the "Target"). The net income of the Company shall be determined consistent with generally accepted accounting principals, but shall exclude the impact of the amortization of the good will and other depreciation, acquisition or amortization expenses created by the Bank's acquisition of the Company pursuant to the Exchange Agreement. In calculating the net income of the Company, the Bank shall pass through to the Company only those administrative expenses incurred by the Bank on behalf of the Company directly related to the operations of the Company for such items as bookkeeping,

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human resources administration, payroll and like administrative services. Except at set forth herein, no Bank general and administrative expenses will be charged against the Company's net income for determining the Bonus. Such administrative charges will be passed through to the Company at the Bank's cost, without any markup or profit. All extensions of credit from the Bank to the Company, such as by means of a warehouse line of credit or otherwise, will be upon arm's length terms and shall have rates and charges comparable to those otherwise available to the Company from unaffiliated, third party lenders at fully phased in, non-discounted or non-promotional rates. Should Executive believe that any such interest fees and expenses are in excess of the rates and fees available from unaffiliated third parties, Executive shall have the right to obtain commitments from unaffiliated, third party financial institutions to offer substantially similar credit products to the Company. The Bank may either (i) reduce the interest fees and expenses assessed against the Company to match the rates offered by such unaffiliated financial institution as reflected in such commitment, or (ii) permit the Company to obtain its credit products from the unaffiliated financial institution. The amount of the Bonus, if any, will be determined based upon the Bank's audited financial statements and will be paid within thirty (30) days of the release of such statements.

     (b) In addition to the compensation provided for under subparagraph (a) hereof, Executive shall be entitled to receive insurance of the type provided under the Bank's existing and future benefit plans available to Employer's executive employees generally. Exhibit A hereto contains a listing of the current insurance and benefit plans offered by Employer.

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     4. Additional Covenants.

     (a) Confidential Information. Except as required in the performance of his duties hereunder, the Executive shall not use or disclose to any third party any Confidential Information (as hereinafter defined) or any know-how or experience related thereto without the express prior written authorization of Employer, either during the term of this Agreement or thereafter. Upon termination of his employment, the Executive shall leave with Employer all documents and other items in his possession which contain Confidential Information, and shall be prohibited from disclosing to any third party any Confidential Information. For purposes of this paragraph 4(a), the term "Confidential Information" shall mean all information about Employer and the Company or relating to any of its services or any phase of its operations not generally known to any of its competitors and which is treated by Employer or the Company as confidential information, and shall specifically include all customer lists of Employer and Company.

     The term "Confidential Information" shall not include any of the foregoing which (i) is in the public domain, (ii) is in Executive's lawful possession prior to a disclosure thereof and not subject to a confidentiality agreement or
(iii) is hereafter lawfully disclosed to Executive by a third party who or which did not acquire the information under an obligation of confidentiality to Employer.

     (b) Non-Compete. Executive hereby agrees that during the term of this Agreement and, for a period of six (6) months following the termination of Executive's employment hereunder, only to the extent that such termination is initiated by Employer with cause under Section 1(b) or by Executive other than pursuant to Section 1(f) (the "Covenant

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Term"), he will not work for any entity which is engaged in the residential mortgage origination business in geographic areas served by Employer as of the Term of this Agreement and as of the date of its termination nor himself so engage during such Covenant Term, directly or indirectly, as principal, agent, partner, shareholder, consultant, or employee, in any such business and further that during such period he will not directly or indirectly solicit, cause any other person to solicit, or assist any other person with soliciting any customer, depositor or borrower of Employer to become a customer, depositor or borrower of another financial institution. Executive further agrees that during the term of his employment and during the Covenant Term, he will not directly or indirectly participate in the solicitation of any person, entity, customer or client having a relationship with Employer prior to or during the Covenant Term.

     (c) Non-Solicitation. Executive agrees that for a period of six (6) months following the termination of this Agreement, he will not recruit for employment or induce to terminate his or her employment with Employer any person who is, at the time of such solicitation, or who was within thirty (30) days of such solicitation, an employee of Employer.

     (d) Modification. If a court of competent jurisdiction determines that the scope, time duration or other limitations of any of the restrictive covenants contained in this Section 4 is not reasonably necessary to protect the legitimate business interests of Employer, then such scope, time duration or other limitations will be deemed to become and thereafter will be the maximum time period or scope which such court deems reasonable and enforceable.

     (e) Definitions. For purposes of this Section 4, to act "directly or indirectly" means to act personally or through an associate, affiliate, family member or otherwise, as proprietor,

                                      -12-

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partner, shareholder, director, officer, employee, agent, consultant or in any other capacity or manner whatsoever.

     (f) Specific Performance. Employer and the Executive agree that in the event of a breach of the provisions of this Section 4 the injury which would be suffered by Employer would be of a character which could not be fully compensated for solely by a recovery of monetary damages. Accordingly, Executive agrees that in the event of a breach of the terms of this Section 4, in addition to and not in lieu of any other remedies which Employer may pursue, Employer shall have the right to equitable relief, including issuance of a temporary or permanent injunction by any court of competent jurisdiction against the commission or continuance of any breach of this Section 4.

     5. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, (i) by registered or certified U.S. mail, return receipt requested, (ii) by hand, (iii) by overnight courier or (iv) by telecopier addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

     In the case of Executive, with a copy to:

         Marc D. Freedman, Esq.
         Freedman & Stone
         777 Terrace Avenue
         Hasbrouck Heights, New Jersey 07604
         Telecopier: (201) 288-7009

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     In the case of Employer, with a copy to:

         Jamieson, Moore, Peskin & Spicer, P.C.
         177 Madison Avenue
         Morristown, New Jersey 07960
         Telecopier No. (973) 984-9549
         Attention: Robert A. Schwartz

     Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service or (iv) on the date telecopied.

     6. Assignability. The services of the Executive hereunder are personal in nature, and neither this Agreement nor the rights or obligations of Executive hereunder may be assigned, whether by operation of law or otherwise. This Agreement shall be binding upon, and inure to the benefit of, Employer and its Successors and assigns. Employer may not assign this Agreement without the written consent of Executive. No merger, consolidation, combination or like transaction involving Employer shall be deemed an assignment hereunder, whether or not Employer is the surviving entity. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and other legal representatives.

     7. Waiver. The waiver by Employer or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach hereof.

     8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflict of laws.

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     9. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended, waived, changed, modified or discharged, except by an agreement in writing signed by the parties hereto.

     10. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     11. Amendment. This Employment Agreement may be modified or amended only by an amendment in writing signed by both parties.

     12. Severability. If any provision of this Employment Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     13. Section Headings. The headings contained in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Employment Agreement.

     14. Fees and Expenses. If any party to this Employment Agreement institutes any action or proceeding to enforce this Employment Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party all legal costs and expenses incurred by the prevailing party in such action, including, but not limited to, reasonable attorneys' fees and other reasonable legal costs and expenses.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.

ATTEST:                              THE BANK OF THE SOMERSET HILLS


                                     By:
---------------------------             --------------------------------
                                          DENNIS C. LONGWELL
                                          President and Chief Executive Officer


WITNESS:                             EXECUTIVE:


---------------------------          -----------------------------------
                                          JOSEPH M. SULLIVAN

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

                                  AMENDMENT #1
                                       TO
                              EMPLOYMENT AGREEMENT

     This AMENDMENT #1 TO EMPLOYMENT AGREEMENT (this "Amendment") made as of this 1st day of August, 2002, by and between SOMERSET HILLS BANK, f/k/a The Bank of the Somerset Hills, a New Jersey state chartered commercial bank ("Employer" or the "Bank") and JOSEPH M. SULLIVAN, an individual, residing at 58 Nicole Drive, Denville, New Jersey 07834 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Employment Agreement dated as of March 13, 2002 ("Employment Agreement") executed by and between the Bank and the Executive, the Executive has been employed as the President and Chief Executive Officer of Sullivan Financial Services, Inc. (the "Company"), a wholly-owned subsidiary of the Bank; and

     WHEREAS, the Bank and the Executive desire to modify the terms of the Employment Agreement for the purposes set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. (paragraph)1 Employment and Term shall be modified as follows:

          (a) The Term is hereby extended to August 1, 2004 and shall continue unless and until either party gives the other at least twelve (12) month's prior written notice of termination ("Notice of Termination"), which Notice of Termination may be given at any time after August 1, 2003. If a proper Notice of Termination is sent, then effective on the date of termination provided in the Notice of Termination ("Termination Date"), the Employment Agreement shall terminate without any liability of the parties hereto to the other except for the performance of their respective obligations under the Employment Agreement and other obligations owed and arising out of the employment relationship that may be imposed and/or required by applicable law. All such notices shall be sent as provided in the Employment Agreement as amended by this Amendment.

          (b) Paragraph 1(b) shall be modified as follows:

               "Employer shall have the right to terminate the Executive's employment hereunder prior to August 1, 2004, or the Termination Date, as applicable; provided, however, that unless such termination is for "cause", as defined below, Executive shall be entitled to receive (i) his Base Salary (as defined herein) and all insurance benefits provided on the date of such termination through August 1, 2004, or the Termination Date, as applicable, and (ii) his Bonus (as defined herein) up through his last working day of employment, which day shall be determined by the Employer."

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

     2. (paragraph)2 Duties shall be modified as follows:

          The Board has designated the CEO of the Bank as its representative for administrative and operational purposes and any direction from the CEO should be considered by Executive to be direction from the Board of Directors. Executive shall report directly to the CEO of the Bank unless notified otherwise in writing.

     3. (paragraph)3 Compensation shall be modified as follows:

          (a) Subparagraph (a)(ii) regarding the calculation of the Bonus shall be deleted in its entirety and the following shall be inserted in lieu thereof:

               (ii) A bonus (the "Bonus") to be paid annually equal to one-third of the amount by which the sum of (A) the "Net Income" of the Company as a subsidiary of the Bank for each year of operation (or relevant portion thereof) and (B) any management fee accrued for such year, exceeds $180,000 on an annual basis, or such appropriate pro-rata amount (the "Target").

               For purposes of this calculation, "Net Income" shall mean the actual net income before taxes as shown on a bonus calculation statement prepared and approved by the Bank (a form of bonus calculation statement is attached hereto as Schedule A) plus any bonus accrual shown on said statement (which accrual shall include payroll related taxes, as applicable) minus any and all federal and state taxes calculated at the then highest applicable rates (e.g., currently 34% and 9%, respectively) as if said taxes were paid in full and regardless of whether paid at all.

          (b) Delete the last sentence in paragraph (a) and insert the following in lieu thereof:

               "The amount of the Bonus, if any, will be determined as stated above and will be paid within thirty (30) days of the release of the Bank's annual audited financial statements."

     4. (paragraph)4 Additional Covenants:

          (a) Add the following to the end of Paragraph 4(b):

               "Notwithstanding anything contained herein to the contrary, the foregoing noncompete provision shall also apply for a period of six
          (6) month's following the last payment made by the Bank to Executive following the termination of Executive's employment as provided under Paragraph 1(b) of this Employment Agreement."

          (b) Delete (paragraph)4(c) in its entirety and inset in lieu thereof the following:

               "(c) Non-Solicitation. Executive agrees that for a period of six
          (6) months following August 1, 2004, or the Termination Date, as appropriate, he will not directly or indirectly recruit or solicit for employment or induce to terminate his or her employment or relationship with Employer or the Company any person who is, at the time of such solicitation, or who was within thirty (30) days of such solicitation, an employee or independent contractor of Employer or the Company."

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     5. (paragraph)5 Notices shall be revised to reflect the following new addresses for the parties:

          If to Employer:           Somerset Hills Bank
                                    155 Morristown Road
                                    Bernardsville, New Jersey   07924
                                    Attention:  CEO

          with a copy to:           McElroy, Deutsch & Mulvaney, LLP
                                    1300 Mount Kemble Avenue
                                    P.O. Box 2075
                                    Morristown, New Jersey   07962-2075
                                    Attention:  Kevin P. Galvin, Esq.

          If to Executive:          Joseph M. Sullivan
                                    58 Nicole Drive
                                    Denville, New Jersey 07834

     6. Modification. All other terms and conditions of the Employment Agreement shall remain in full force and effect, except as modified herein. All terms not defined herein shall have the meanings and be construed as set forth in the Employment Agreement.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered, all as of the day and year first above written.

                                           SOMERSET HILLS BANK

                                           By:
                                              ---------------------------------
                                           Stewart E. McClure, Jr.
                                           Chief Executive Officer




                                           ------------------------------------
                                           JOSEPH M. SULLIVAN

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